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                             1990 STOCK OPTION PLAN
                                       OF
                          EPIC DESIGN TECHNOLOGY, INC.

                      (as amended through December 6, 1995)

               (Reflects Two-For-One Split Effected November 1995)


         1. PURPOSE OF THE PLAN. The purposes of the 1990 Stock Option Plan (the "Plan") of EPIC DESIGN TECHNOLOGY, INC., a California corporation (the "Company") are to:

                  (a) Furnish incentive to individuals chosen to receive Options because they are considered capable of responding by improving operations and increasing profits; and

                  (b) Encourage selected employees and consultants to accept or continue employment with the Company, its Parent or its Subsidiaries (as defined in Section 2 below); and

                  (c) Increase the interest of selected Employees and Consultants in the Company's welfare through their participation in the growth in value of the common stock of the Company.

                  To accomplish the foregoing objectives, this Plan provides a means whereby Employees and Consultants of the Company, its Parent and its Subsidiary may receive Options to purchase Common Stock. Options granted under this Plan to Employees of the Company or its Subsidiaries will be either Incentive Stock Options not subject to immediate United States federal income taxation upon exercise or Nonqualified Stock Options. Options granted under this Plan to Consultants to the Company, its Parent or its Subsidiary will be Nonqualified Stock Options.

         2. Definitions. As used herein, the following definitions shall apply:

                  2.1 "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

                  2.2 "Applicable Laws" means the legal requirements relating to the administration of stock option plans of California corporate and securities laws and of the Code.

                  2.3 "Board" means the Board of Directors of the Company.

                  2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  2.5 "Committee" means a Committee appointed by the Board in accordance with paragraph 5.1 of Section 5 of the Plan.

                  2.6 "Common Stock" means the Common Stock of the Company.
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                  2.7 "Company" means EPIC Design Technology, Inc., a California corporation.

                  2.8 "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

                  2.9 "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

                  2.10 "Director" means a member of the Board.

                  2.11 "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  2.12 "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor the payment of Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  2.13 "Exchange Act" means the Securities Exchange Act of 1934 of the United States, as amended.

                  2.14 "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;


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                    (ii) If the Common Stock is quoted on the Nasdaq System
(but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock or on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                    (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

              2.15 "Incentive Stock Option" or "ISO" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

              2.16 "Nonqualified Stock Option" or "NQO" means an Option that is not intended to qualify as an Incentive Stock Option.

              2.17 "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

              2.18 "Option" means a stock option granted pursuant to the Plan.

              2.19 "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

              2.20 "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

              2.21 "Optioned Stock" means the Common Stock subject to an Option.

              2.22 "Optionee" means an Employee or Consultant who holds an outstanding Option.

              2.23 "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

              2.24   "Plan" means this 1990 Stock Option Plan.

              2.25 "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b- 3, as in effect when discretion is being exercised with respect to the Plan.

              2.26 "Share" means a share of the Common Stock, as adjusted in accordance with Section 7.1 of the Plan.


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              2.27 "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

              2.28 "Vesting Base Date" means the date of the grant of the Option, the date of first employment or commencement of the consultant relationship, or such other date as my be set by the Administrator with respect to each option grant.

       3.     ELIGIBLE PERSONS.

              3.1 Every person who at the date of grant is an Employee of the Company or of any Subsidiary of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant to the Company or to a Parent or Subsidiary of the Company is eligible to receive NQOs under this Plan.

              3.2 The following limitations shall apply to grants of Options to
Employees:

                     3.2.1 No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares.

                     3.2.2 The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 7.1.

                     3.2.3 If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 7.1), the canceled Option will be counted against the limit set forth in Section 3.2.1. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

       4. STOCK SUBJECT TO THIS PLAN. The total number of Shares which may be granted pursuant to this Plan is 4,000,000 Shares of Common Stock. The Shares covered by the portion of any grant which expires unexercised under the Plan in accordance with the terms of the Plan shall become available again for grants under the Plan. Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of share ownership. The number of Shares reserved for purchase under the Plan is subject to adjustment in accordance with the provisions for adjustment in the Plan.


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       5.     ADMINISTRATION.

              5.1 Procedure.

                     5.1.1 Administration With Respect to Directors and Officers. With respect to grants of Options to Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor rule ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Administrator designated by the Board to administer the Plan, which Administrator shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Administrator shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Administrator and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                     5.1.2 Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

                     5.1.3 Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, non-Director Officers and Employees who are neither Directors nor Officers and Consultants who are not Directors.

              5.2 Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                     5.2.1 to determine the Fair Market Value of the Common Stock, in accordance with Section 2.14 of the Plan;

                     5.2.2 to select the Officers, Consultants and Employees to whom Options may from time to time be granted hereunder;

                     5.2.3 to determine whether and to what extent Options are granted hereunder;


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                     5.2.4 to determine the number of shares of Common Stock to be covered by each award granted hereunder;

                     5.2.5 to approve forms of agreement for use under the Plan;

                     5.2.6 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                     5.2.7 to determine whether and under what circumstances an Option may be settled in cash under Section 8 instead of Common Stock;

                     5.2.8 to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                     5.2.9 to determine the terms and restrictions applicable to Options;

                     5.2.10 to provide for the early exercise of Options for the purchase of unvested Shares, subject to such terms and conditions as the Administrator may determine; and

                     5.2.11 to modify or amend each Option (subject to Section
10.2 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                     5.2.12 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

                     5.2.13 to institute an Option Exchange Program; and

                     5.2.14 to make all other determinations deemed necessary or advisable for administering the Plan.

              5.3 Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding.

       6. GRANTING OF OPTIONS. No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board of Directors.

              Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the Optionee, or both to execute such an


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agreement shall not invalidate the granting of an Option. The agreement shall specify whether each Option it evidences is a NQO or an ISO.

       7. TERMS AND CONDITIONS OF OPTIONS. Each Option granted under this Plan shall be designated as a NQO or an ISO. Each Option shall be subject to the terms and conditions set forth in Section 7.1. NQOs shall be also subject to the terms and conditions set forth in Section 7.2, but not those set forth in
Section 7.3. ISOs shall also be subject to the terms and conditions set forth in
Section 7.3, but not those set forth in Section 7.2.

              7.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

                     7.1.1 Changes in Capital Structure. Subject to Section 7.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments shall be made in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

                     7.1.2 Corporate Transactions. New Options may be substituted for outstanding Options granted under this Plan, or the Company's obligations as to Options outstanding under this Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved, in such manner that the then outstanding Options which are ISOs will continue to be "incentive stock options" within the meaning of
Section 422 of the Code to the full extent permitted thereby. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of


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the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

                     7.1.3 Time of Option Exercise. Except as necessary to satisfy the requirements of Section 422 of the Code and subject to Section 2.14, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) at such other times as are specified in the Stock Option Agreement relating to such Option. Notwithstanding the foregoing, an Option shall not be exercisable to any extent until the Optionee returns to the Company a duly executed Stock Option Agreement evidencing such Option.

                     7.1.4 Option Grant Date. The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

                     7.1.5 Nonassignability of Options. No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, an Option shall be exercisable only by the Optionee.

                     7.1.6 Payment. Except as provided below, payment in full, in U.S. dollars, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

                              (a) Acceptance of the Optionee's full recourse
promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified by United States federal tax law at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

                              (b) Delivery by the Optionee of Common Stock
already owned by the Optionee for all or part of the option price, provided the value (determined as set forth in Section 7.1.11) of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the Optionee is authorized to pay by delivery of such stock; provided, however, that if an Optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the Optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock.

                     7.1.7 Termination of Employment. Options granted under this Plan, to the extent such rights have not then expired or been exercised, shall terminate three months after termination of Optionee's Continuous Status as an Employee or Consultant, and shall not be exercisable on or after said date; provided, that Options granted under this Plan shall be exercisable after termination of Optionee's Continuous Status as an Employee or Consultant only to the extent they were exercisable on the date of the termination; and provided further, that if termination of Optionee's Continuous


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Status as an Employee or Consultant is due to the Disability or death of the
Optionee, the Optionee, or the Optionee's personal representative or any other person who acquires the Option from the Optionee by will or the applicable laws of descent and distribution, may within twelve months after such termination, exercise the rights to the extent they were exercisable on the date of the termination.

                     7.1.8 Withholding and Employment Taxes. At the time of exercise of an Option (or at such later time(s) as the Company may prescribe), the Optionee shall remit to the Company in cash all United States federal and state withholding and employment taxes determined by the Company to be applicable. The Administrator may, in the exercise of the Administrator's sole discretion, permit an Optionee to pay some or all of such taxes by means of a promissory note on such terms as the Administrator deems appropriate.

                     7.1.9 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Options as an "incentive stock option" within the meaning of Section 422 of the Code.

              7.2 Terms and Conditions to Which Only NQOs are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

                     7.2.1 Exercise Price. The exercise price of the NQO shall be determined by the Administrator at the time of grant.

                     7.2.2 Option Term. Unless an earlier expiration date is specified by the Administrator at the time of grant, each NQO granted under this Plan shall expire ten years from the date of its grant.

              7.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

                     7.3.1 Exercise Price. The exercise price of an ISO, which shall be approved by the Administrator, shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair Market Value (determined as described in Section 6.1.11) of the stock covered by the Option at the time the Option is granted, except that the exercise price of an ISO granted to any person who owns, directly or indirectly, (or is treated as owning by reason of attribution rules, currently set forth in Code Section 425) stock of the Company constituting more than ten percent of the total combined voting power of all classes of the outstanding stock of the Company or of any Subsidiary of the Company (a "Ten Percent Shareholder") shall in no event be less than 110 percent of such Fair Market Value.

                     7.3.2 Vesting Limitation. The aggregate fair market value (determined at the time of Option grant) of the stock with respect to which ISOs are exercisable for the first time by an


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Optionee (i.e. "vest") during any calendar year (under all such plans of the
Company and its Subsidiaries) may not exceed $100,000. In applying this provision, outstanding Options shall be taken into account in the order in which they were granted.

                     7.3.3 Expiration. Unless an earlier expiration date is specified by the Administrator at the time of grant, each ISO granted under this Plan shall expire ten years from the date of its grant, except that an ISO granted to any Ten Percent Shareholder shall expire five years from the date of its grant.

                     7.3.4 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of within two years from the date of grant of the Option or within one year after the transfer of the stock to the Optionee, the holder of the stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

       8. MANNER OF EXERCISE. An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 7.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and, if required, by payment of any United States federal or state withholding or employment taxes required to be withheld by virtue of exercise of the Option will be considered as the date such Option was exercised.

              Promptly after receipt of written notice of exercise of an Option, the Company shall deliver to the Optionee or such other person a certificate or certificates for the requisite number of shares of stock. An Optionee or transferee of an Optionee shall not have any privileges as a shareholder with respect to any stock covered by the Option until the date of issuance of a stock certificate.

       9. Rule 16b-3. Options granted to persons who are subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

       10. Buyout Provision. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time such offer is made.

       11. EMPLOYMENT OR CONSULTING RELATIONSHIP. Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Subsidiaries to terminate any Optionee's employment or consulting relationship at any time, nor confer upon any Optionee any right to continue in the employ of, or to consult with, the Company (as the case may be) or its Subsidiaries.


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       12.    AMENDMENT OR TERMINATION.

              12.1 Shareholder Approval. The Board of Directors may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of an Optionee under an outstanding Option without the Optionee's consent. In addition, with respect to provisions solely as they relate to ISOs, to the extent required for the Plan to comply with Section 422 of the Code, the Board may not amend or alter the Plan without the approval of a majority of the votes cast at a duly held shareholders' meeting at which a quorum of the voting power of the Company is represented in person or by proxy, where such amendment or alteration would:

                     (a) Except as is provided in Section 7.1.1 of this Plan, increase the total number of shares of stock reserved for the purposes of this Plan;

                     (b) Extend the duration of this Plan; or

                     (c) Change the class of persons eligible to receive Options granted hereunder.

              12.2 Board Approval. The Board of Directors may, at any time without shareholder approval, amend the Plan and the terms of any Option outstanding under the Plan, provided that such amendment is designed to maximize United States federal income tax benefits accorded to employee stock Options and provided further, that with respect to outstanding Options, the Optionee consents to such amendment.

       13. Conditions Upon Issuance of Shares.

              13.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

              13.2 Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

       14. Liability of Company.

              14.1 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any


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liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

              14.2 Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

       15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

       16. EFFECTIVE DATE OF THIS PLAN. This Plan shall become effective upon adoption by the Board of Directors, provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval by shareholders of the Company voting at a validly called shareholders meeting and holding a majority of the voting power of the shares of the Company, is obtained within 12 months after adoption by the Board of Directors. Options may be granted and exercised under this Plan only after there has been compliance with all applicable United States federal and state securities laws.

Plan adopted by the Board of Directors on October 30, 1990.

Plan approved by Shareholders on October 30, 1991.


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